NRE HOLDINGS, INC.




                            STOCKHOLDERS AGREEMENT





                         Dated as of September 1, 1994









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                               TABLE OF CONTENTS
                            (Not Part of Agreement)


                                                                          Page

RECITALS....................................................................  1

                                   ARTICLE I

                              Certain Definitions

Affiliate...................................................................  3
Agreement...................................................................  3
Bank of Boston..............................................................  3
Board of Directors..........................................................  3
Burger King.................................................................  3
Burger King Regulations.....................................................  3
By-Laws ....................................................................  4
Certificate of Incorporation................................................  4
Class A Common Stock........................................................  4
Class B Common Stock .......................................................  4
Class C Common Stock .......................................................  4
Class D Common Stock .......................................................  4
Class A Preferred Stock ....................................................  4
Class B Preferred Stock ....................................................  4
Closing Date ...............................................................  4
Commission .................................................................  4
Common Stock ...............................................................  4
Consolidated Total Capitalization ..........................................  4
Exchange Act ...............................................................  5
Executive and Advisors Subscription Agreement...............................  5
First Offer Price ..........................................................  5

                                      i




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Franchise Agreement.........................................................  5
GAAP .......................................................................  5
Indebtedness ...............................................................  5
Initial Public Offering ....................................................  5
Intercompany Agreements ....................................................  5
Jaro Investors..............................................................  6
Jaro Proxy Agreement........................................................  6
Jaro Purchase Agreement.....................................................  6
JII Partners................................................................  6
Jordan Investors............................................................  6
Jordan Investors Subscription Agreement ....................................  6
Jordan Party................................................................  6
JZCC........................................................................  6
Letter Agreement............................................................  6
Management Agreement .......................................................  6
Management Investors .......................................................  6
Management Stockholders.....................................................  7
Management Subscription Agreement ..........................................  7
Managing Underwriter........................................................  7

                                                      ii





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                                                                           Page

MCIT .......................................................................  7
MCIT Purchase Agreement.....................................................  7
Notice of Exercise .........................................................  7
Notice of Intention ........................................................  7
Offered Shares .............................................................  7
Osborn Investors............................................................  7
Osborn Proxy Agreement......................................................  7
Osborn Purchase Agreement...................................................  7
Permitted Transferee........................................................  7
Person......................................................................  7
Preferred Stock.............................................................  8
Public Distribution ........................................................  8
Public Offering.............................................................  8
Purchase and Sale Agreement.................................................  8
Registrable Securities .....................................................  8
Registration Expenses ...................................................... 10
Requesting Holder .......................................................... 10
Revolving Credit and Term Loan Agreement.................................... 10
Securities.................................................................. 10
Securities Act ............................................................. 10
Selling Investors .......................................................... 10
Selling Stockholder ........................................................ 10
Senior Director............................................................. 11
Special Voting Preferred Stock.............................................. 11
Stock ...................................................................... 11
Stockholder ................................................................ 11
Stock Option Agreement...................................................... 11
Subsidiary ................................................................. 11
Transaction Documents....................................................... 11
Underwritten Offering ...................................................... 11
Voting Stock ............................................................... 11
Voting Stockholder ......................................................... 12
Warrant Stock............................................................... 12
Warrants.................................................................... 12

                                  ARTICLE II

                                  Management

2.1            Conduct of Business.......................................... 12
2.2            Registration of Common Stock................................. 13
2.3            Certificate of Incorporation; No Conflict with Agreement..... 13


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                                                                           Page

                                  ARTICLE III

                             Corporate Governance

3.1            Board of Directors........................................... 13
3.2            Vacancies.................................................... 14
3.3            Covenant to Vote............................................. 15

                                  ARTICLE IV

                              Transfers of Stock

4.1            Restrictions on Transfer..................................... 15
4.2            Exceptions to Restrictions................................... 15
4.3            Burger King Authorization.................................... 17
4.4            Endorsement of Certificates.................................. 17
4.5            Improper Transfer............................................ 18

                                   ARTICLE V

                            Rights of First Offer;
                        New Securities; Tag Along Sales

5.1            Transfers by a Stockholder................................... 18
5.2            Transfer of Offered Shares to Third Parties.................. 21
5.3            Purchase of Offered Shares................................... 21
5.4            Waiting Period with Respect to Subsequent Transfers.......... 22
5.5            Right of First Refusal for New Securities.................... 22
5.6            Legally Binding Obligation; Power of Attorney; Personal Right
                ............................................................ 23
5.7            Right to Join in Sale........................................ 24
5.8            Retention and Sale of Control................................ 25
5.9            Take Along................................................... 25

                                  ARTICLE VI

                              Registration Rights

6.1            Demand Registrations......................................... 26
6.2            Piggyback Registrations...................................... 29
6.3            Registration Procedures...................................... 31
6.4            Indemnification.............................................. 35
6.5            Contribution................................................. 38
6.6            Rule 144..................................................... 39

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                                                                           Page


                                  ARTICLE VII

                                  Termination

7.1            Certain Terminations......................................... 40

                                 ARTICLE VIII

                                 Miscellaneous

8.1            Other Covenants.............................................. 40
8.2            Financial Information; List of Stockholders.................. 41
8.3            Covenants of the Jaro and Osborn Investors................... 43
8.4            RIGHT OF SETOFF.............................................. 44
8.5            Successors and Assigns....................................... 44
8.6            Amendment and Modification; Waiver of
               Compliance; Conflicts........................................ 45
8.7            Notices...................................................... 46
8.8            Entire Agreement............................................. 46
8.9            Injunctive Relief............................................ 47
8.10           Inspection................................................... 47
8.11           Headings..................................................... 47
8.12           Recapitalizations, Exchanges, Etc., Affecting the Common
               Stock; New Issuances......................................... 47
8.13           Ratification of Prior Acts of Board of Directors
               of Company; Right to Negotiate............................... 47
8.14           LITIGATION................................................... 48
8.15           ARBITRATION.................................................. 48
8.16           No Strict Construction....................................... 49
8.17           Counterparts................................................. 49
8.18           Obligations Under the MCIT Purchase Agreement................ 49




                                                      v





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                            SCHEDULES AND EXHIBITS
                               Jordan Investors
                                   Schedules
                             Stockholder Schedule

Exhibit A                  By-Laws of Company
Exhibit B                  Certificate of Incorporation of Company
Exhibit C                  TJC Management Consulting Agreement
Exhibit D                  Management Subscription Agreement
Exhibit E                  Jordan Investors Subscription Agreement
Exhibit F                  Warrant for First National Bank of Boston
Exhibit G                  Stock Option Agreement
Exhibit H                  Directors Indemnification Agreement
Exhibit I-1                Intercompany Tax Sharing Agreement
Exhibit I-2                Intercompany Consulting Agreement
Exhibit J-1                Osborn Proxy Agreement
Exhibit J-2                Jaro Proxy Agreement
Exhibit K                  Executive and Advisors Subscription Agreement





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                            STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT, dated as of September 1, 1994, among NRE HOLDINGS, INC., a Delaware corporation (the "Company"), NATIONAL RESTAURANT ENTERPRISES, INC., a Delaware corporation ("Enterprises"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("Bank of Boston"), MEZZANINE CAPITAL & INCOME TRUST 2001 PLC, a corporation organized under the laws of the United Kingdom ("MCIT"), the Jordan Investors (as hereinafter defined) that are signatories hereto, the management investors in the Company referred to in the signature pages hereto ("Management Stockholders").

                             W I T N E S S E T H:

         WHEREAS, on the date hereof, the Company is authorized by its Certificate of Incorporation to issue capital stock consisting of (i) 2,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"); (ii) 100 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"); (iii) 700 shares of Class C Common Stock par value $0.01 per share ("Class C Common Stock"); (iv) 500 shares of Class D Common Stock, par value $0.01 per share ("Class D Common Stock") (the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock being hereinafter sometimes referred to as "Common Stock"); (v) 7,500 shares of Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), consisting of two tranches, the Class A1 Preferred Stock and the Class A2 Preferred Stock, ranking pari passu with each other; (vi) 3,000 shares of Class B Preferred Stock, par value $0.01 per share (the "Class B Preferred Stock"); and (vii) one share of Special Voting Preferred Stock, par value $0.01 per share (the "Special Voting Preferred Stock") (the Class A Preferred Stock, the Class B Preferred Stock and the Special Voting Preferred Stock being hereinafter sometimes referred to as the "Preferred Stock") (the Common Stock and the Preferred Stock are sometimes hereinafter collectively referred to as the "Stock"); and each of the classes of Stock has the respective voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions set forth with respect thereto in such Certificate of Incorporation; and

         WHEREAS, as of the date hereof and after giving effect to the transactions contemplated hereby, the Stockholders will beneficially own the shares of Stock as set forth in the Stockholder Schedule ("Stockholder Schedule") attached hereto and the Bank of Boston or its designee will own Warrants initially exercisable to purchase the number of shares of Class B Common Stock set forth on the Stockholders Schedule; and






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         WHEREAS, the Company and Enterprises have entered into the Purchase and Sale Agreement, dated as of September 1, 1994, (the "Purchase and Sale Agreement"), and the Franchise Agreement, dated September 1, 1994 (the "Franchise Agreement"), pursuant to which, among other things, on the date hereof Enterprises is purchasing 68 Burger King restaurants located in the Chicago metropolitan area and becoming a franchisee of Burger King; and

         WHEREAS, the Company has entered into the Purchase and Sale Agreements, dated as of September 1, 1994, between the Company and Lawrence Jaro and the Jaro Investors ("Jaro Purchase Agreement"), relating to the Company's purchase of 11 Burger King restaurants from him and the other parties, and pursuant to which the Selling entities, in consideration of selling the Burger King restaurants, will be issued in the aggregate Notes, as well as 915 shares of Class A2 Preferred Stock, 305 shares of Class B Preferred Stock and 227.1 shares of Class D Common Stock, all of which Stock will be subject to this Agreement; and

         WHEREAS, the Company has entered into the Purchase and Sale Agreements, dated as of September 1, 1994, between the Company and William Osborn and the Osborn Investors ("Osborn Purchase Agreement"), relating to the Company's purchase of 3 Burger King restaurants from him and the other parties, and pursuant to which the Selling entities, in consideration of selling the Burger King restaurants, will be issued in the aggregate Notes, as well as 285 shares of Class A2 Preferred Stock, 95 shares of Class B Preferred Stock and 93.95 shares of Class D Common Stock, all of which Stock will be subject to this Agreement.

         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company and Enterprises to provide consistent and uniform management for the Company and Enterprises and desire to enter into this Agreement in order to effectuate that purpose and to set forth their respective rights and obligations in connection with their investment in the Company and Enterprises; and

         WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of capital stock of the Company, including issued and outstanding shares of Common Stock and Preferred Stock that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:



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                                   ARTICLE I

                              Certain Definitions

         As used in this Agreement, the following terms shall have the following respective meanings:

         Affiliate shall mean with respect to any Person, (a) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above, or with respect to any Stockholder, the Company; provided, that any Affiliate of a corporation shall be deemed an Affiliate of such corporation's stockholders. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 5% of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         Agreement shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         Bank of Boston shall mean The First National Bank of Boston, a national banking association and any Permitted Transferee.

         Board of Directors shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the By-laws and applicable law and duly authorized to make the relevant determination or take the relevant action. To the extent that the Board of Directors is required under this Agreement to authorize or approve, or make a determination in respect of a transaction between the Company, on the one hand, and a Stockholder, and/or a Stockholder's Affiliates, on the other hand, the Board of Directors shall be deemed to exclude such Stockholder, any of its Affiliates, and any of the directors, officers, employees, agents or representatives of such Stockholder and/or its Affiliates, who are members of the Board of Directors.

         "Burger King" means The Burger King Corporation, a Florida corporation.

         "Burger King Regulations" means the rules, regulations and requirements, from time to time in effect, relating to the Company and its subsidiaries, under the Franchise Agreement, The Burger King Franchise Offering Circular (December 1993) or other

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agreements between the Company and/or its subsidiaries, on the one hand, and
Burger King, on the other hand.

         By-Laws shall mean the By-Laws of the Company as amended and in effect on the date hereof, substantially in the form of Exhibit A hereto, and as hereafter further amended or restated in accordance with the terms hereof and pursuant to applicable law.

         Certificate of Incorporation shall mean the Certificate of Incorporation of the Company as in effect on the date hereof, substantially in the form of Exhibit B hereto, and as hereafter from time to time amended, restated, modified or supplemented in accordance with the terms hereof and pursuant to applicable law.

         Class A Common Stock shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

         Class B Common Stock shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

         Class C Common Stock shall mean the Class C Common Stock, par value $0.01 per share, of the Company.

         Class D Common Stock shall mean the Class D Common Stock, par value $0.01 per share, of the Company.

         Class A Preferred Stock shall mean the Class A Preferred Stock, par value $0.01 per share, consisting of two tranches, the Class A1 Preferred Stock and the Class A2 Preferred Stock, ranking pari passu with each other, of the Company.

         Class B Preferred Stock shall mean the Class B Preferred Stock par value $0.01 per share, of the Company.

         Closing Date shall mean the date on which the transactions contemplated by the Purchase and Sale Agreement, Jaro Purchase Agreement and Osborn Purchase Agreement shall be consummated.

         Commission shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

         Common Stock shall mean the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock and shall include unless otherwise noted, the Warrant Stock.

         Consolidated Total Capitalization shall mean consolidated total stockholders' equity plus consolidated total long-term debt of the Company and its Subsidiaries.

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         Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar Federal statute.

         Executive and Advisors Subscription Agreement shall mean the Executive and Advisors Subscription Agreement, dated as of September 1, 1994, by and among the investors listed on the signature pages thereto and the Company, substantially in the form attached as Exhibit K.

         First Offer Price shall have the meaning specified in Section 5.1(a).

         Franchise Agreement shall mean the Franchise Agreement, dated as of September 1, 1994, by and among the Company, Enterprises and Burger King.

         GAAP shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

         Indebtedness shall mean with respect to any Person any obligation of such Person for borrowed money, but in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, without duplication (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by liens, (iv) Capitalized Leases, and (v) all guarantees of such Person; provided, that the terms liens, Capitalized Lease as used herein are as defined in the Revolving Credit and Term Loan Agreement as in effect on the date hereof.

         Initial Public Offering shall mean the public offer and sale of Common Stock of the Company, pursuant to the initial registration thereof under the Securities Act.

         Intercompany Agreements shall mean the Intercompany Consulting Agreement dated September 1, 1994 between the Company and Enterprises; and the Tax Allocation Agreement dated September 1, 1994 between the Company and Enterprises all in substantially the forms attached hereto as Exhibit I.

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         Jaro Investors shall mean Lawrence Jaro, the Persons so listed on the
Stockholder Schedule and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

         Jaro Proxy Agreement shall mean the Jaro Proxy Agreement between Lawrence Jaro and the signatories listed therein, substantially in the form attached hereto as Exhibit J-2.

         Jaro Purchase Agreement shall have the meaning specified in the Recitals.

         JII Partners means JII Partners, an Illinois partnership.

         Jordan Investors shall mean JZCC, MCIT and the Persons listed on the Schedule of Jordan Investors including the signatories to the Jordan Investor Subscription Agreement, the Executive and Advisors Subscription Agreement and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

         Jordan Investors Subscription Agreement shall mean the Jordan Investors Subscription Agreement between certain Jordan Investors and the Company, substantially in the form attached hereto as Exhibit E.

         Jordan Party shall have the meaning given to it in the MCIT Purchase Agreement.

         JZCC shall mean the Jordan/Zalaznick Capital Company, a New York general partnership.

         Letter Agreement shall mean the letter agreement dated September 1, 1994 by and among MCIT and the Jordan Investors and attached as Exhibit I to the MCIT Purchase Agreement.

         Management Agreement shall mean the Management Consulting Agreement dated as of the date hereof between TJC Management Corporation and the Company, substantially in the form of Exhibit C hereto, as such agreement may from time to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

         Management Investors shall mean any officer or managerial employee of the Company or any of its Subsidiaries who hereafter acquires any shares of Class D Common Stock from the Company in accordance with the Management Subscription Agreement and this Agreement, and any Permitted Transferee of any of such Persons who becomes a Stockholder in accordance with the terms hereof.

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         Management Stockholders shall mean Lawrence Jaro, William Osborn,
Gary Hubert and Joel Aaseby.

         Management Subscription Agreement shall mean the Management Subscription Agreement hereafter entered into between the Company and each Management Investor, Jaro Investor and Osborn Investor,as the case may be, substantially in the form attached hereto as Exhibit D, as such Agreement may from time to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

         Managing Underwriter shall have the meaning specified in Section
6.1(f).

         MCIT shall mean Mezzanine Capital & Income Trust 2001 plc, a corporation organized under the laws of the United Kingdom.

         MCIT Purchase Agreement shall mean the Purchase Agreement, dated as of September 1, 1994, between the Company and MCIT.

         Notice of Exercise shall have the meaning specified in Section
5.1(b).

         Notice of Intention shall have the meaning specified in Section
5.1(a).

         Offered Shares shall have the meaning specified in Section 5.1.

         Osborn Investors shall mean William Osborn, the Persons so listed on the Stockholder Schedule and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

         Osborn Proxy Agreement shall mean the Osborn Proxy Agreement between William Osborn and the signatories listed therein, substantially in the form attached hereto as Exhibit J-1.

         Osborn Purchase Agreement shall have the meaning specified in the Recitals.

         Permitted Transferee shall mean, (i) Jordan Investor, the Bank of Boston, or any Management Investor and (ii) those Persons to whom Transfers of Common Stock and Preferred Stock are permitted to be made by them pursuant to
Section 4.2 and Article V hereof.

         Person shall mean an individual or a corporation, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

         Preferred Stock shall have the meaning specified in the Recitals.

         Public Distribution shall mean a Public Offering of Common Stock, at the conclusion of which the aggregate number of shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act equals at least 25% of the shares of Common Stock then outstanding (on a fully diluted basis), including without limitation the Warrant Stock, after giving effect to such sale.

         Public Offering shall mean a public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

         Purchase and Sale Agreement shall mean the Purchase and Sale Agreement, dated September 1, 1994 by and among the Company, Enterprises and Burger King.

         Registrable Securities shall mean the following:

         (a) all shares of Class A Common Stock outstanding on the date hereof and now or hereafter owned of record by the Jordan
Investors; and

         (b) all shares of Class B Common Stock outstanding on the date hereof, and all shares of Class A Common Stock issued or issuable upon (x) the conversion or exchange of outstanding shares of Class B Common Stock in accordance with the applicable provisions of the Certificate of Incorporation or this Agreement, or (y) the conversion or exchange of the Warrant Stock; provided, however, that no holder of shares of Class B Common Stock shall have any registration rights hereunder with respect to any shares of Class B Common Stock, but only with respect to shares of Class A Common Stock into which such shares of Class B Common Stock shall be so exchanged or converted in connection with an effective registration and sale under the Securities Act of such shares of Class A Common Stock; and, solely for purposes of Article VI of this Agreement, each holder of shares of Class B Common Stock and each holder of Warrants to purchase shares of Class B Common Stock which are to be converted into shares of Class A Common Stock to be sold in connection with such a registration shall be deemed to be the holder of the shares of Class A Common Stock into which such shares of Class B Common Stock shall be convertible; and

         (c) all shares of Class C Common Stock outstanding on the date hereof and now or hereafter owned of record and beneficially by the Jordan Investors, and all shares of Class A Common Stock issued or issuable upon the conversion of outstanding shares of Class C Common Stock in accordance with the applicable provisions
                                      -8-
of the Certificate of Incorporation; provided, however, that no holder of shares of Class C Common Stock shall have any registration rights hereunder with respect to any shares of Class C Common Stock, but only with respect to shares of Class A Common Stock into which such shares of Class C Common Stock shall be so exchanged or converted in connection with an effective registration and sale under the Securities Act of such shares of Class A Common Stock; and, solely for purposes of Article VI of this Agreement, each holder of shares of Class C Common Stock which are to be converted into shares of Class A Common Stock to be sold in connection with such a registration shall be deemed to be the holder of the shares of Class A Common Stock into which such shares of Class C Common Stock shall be convertible; and

         (d) all shares of Class D Common Stock acquired by the Management Investors, the Jaro Investors and the Osborn Investors, and all shares of Class A Common Stock issued or issuable upon the conversion of outstanding shares of Class D Common Stock in accordance with the applicable provisions of the Certificate of Incorporation; provided, however, that no holder of shares of Class D Common Stock shall have any registration rights hereunder with respect to any shares of Class D Common Stock, but only with respect to shares of Class A Common Stock into which such shares of Class D Common Stock shall be so exchanged or converted in connection with an effective registration and sale under the Securities Act of such shares of Class A Common Stock; and, solely for purposes of Article VI of this Agreement, each holder of shares of Class D Common Stock which are to be converted into shares of Class A Common Stock to be sold in connection with such a registration shall be deemed to be the holder of the shares of Class A Common Stock into which such shares of Class D Common Stock shall be convertible; and

         (e) any shares of capital stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clause (a),
(b), (c) or (d) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

         As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

         Registration Expenses shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Article VI hereof, including, without limitation, all Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and one firm of counsel (other than house counsel) retained by the Bank of Boston if holding Registrable Securities being registered and one firm of counsel (other than house counsel) retained by the Jordan Investors holding Registrable Securities being registered, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

         Requesting Holder shall have the meaning specified in Section 6.5.

         Revolving Credit and Term Loan Agreement shall mean the Revolving Credit and Term Loan Agreement, dated as of September 1, 1994, as amended or supplemented from time to time, by and among the Company, Enterprises and the Bank of Boston and such other Banks as may become party to the Agreement.

         Securities shall mean (i) any capital stock of the Company and (ii) any instrument evidencing indebtedness of the Company or Enterprises to the Jaro Investors or the Osborn Investors.

         Securities Act shall mean, as of any date, the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute and the rules and regulations thereunder.

         Selling Investors shall have the meaning specified in Section 5.9.

         Selling Stockholder shall have the meaning specified in Section
5.1(a).


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         Senior Director shall mean one of the directors of the Company designated by the Jordan Investors. The Senior Director shall have limited director voting rights as set forth in Section 3.1

         Special Voting Preferred Stock shall have the meaning specified in the Recitals.

         Stock shall mean the Common Stock and the Preferred Stock.

         Stockholder shall mean any of the Jordan Investors, MCIT, the Bank of Boston, the Management Investors, the Jaro Investors, the Osborn Investors, holders of the Company's capital stock issued pursuant to any Stock Option Agreement and any Permitted Transferee of any such Person who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

         Stock Option Agreement shall mean the Stock Option Agreement in substantially the form attached as Exhibit G hereto.

         Subsidiary shall mean as to any Person a corporation of which outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

         Transaction Documents shall mean this Agreement, the Purchase and Sale Agreement, the Jaro Purchase Agreement, Osborn Purchase Agreement, the Franchise Agreement, the Management Consulting Agreement, the MCIT Purchase Agreement, the Revolving Credit and Term Loan Agreement, the Executive and Advisors Subscription Agreement, the Jordan Investors Subscription Agreement, the Management Subscription Agreement, each of the agreements that are exhibits hereto and thereto, and all agreements, instruments and documents contemplated thereby.

         Underwritten Offering shall have the meaning given to it in Section 6.1(b).

         Voting Stock shall mean capital stock of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions), including without limitation, the Class A Common Stock, the Class D Common Stock and the Special Voting Preferred Stock.

         Voting Stockholder shall mean a Stockholder who holds Voting Stock or retains, by proxy or otherwise, the power to vote Voting Stock.

         Warrant Stock shall mean and include all shares of common stock issued or issuable pursuant to the Warrants and all references in this Agreement to outstanding Common Stock shall be deemed to include all Warrant Stock whether or not issued and outstanding.

         Warrants shall mean the Warrant, initially exercisable to purchase shares of Class B Common Stock as set forth in the Stockholder Schedule hereto, issued to the Bank of Boston or its designee pursuant to the Revolving Credit and Term Loan Agreement, substantially in the form of Exhibit F hereto, as such Warrants may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.


                                                    ARTICLE II

                                                    Management

         Section 2.1  Conduct of Business.

         (a) The parties hereto confirm that it is their intention that the business and affairs of the Company shall be managed by its Board of Directors in the best interests of the Company and its Subsidiaries taken as a whole. The parties acknowledge that the Company shall enter into the Intercompany Agreements attached hereto as Exhibit I. In furtherance of the foregoing, the parties hereto agree that, after the date hereof, except in the case of the transactions expressly contemplated by the Transaction Documents, neither they, any of their Affiliates nor any Affiliates of the Company will enter into any written or oral contract, agreement or other arrangement to engage in business or enter into any transaction, or will engage in business or enter into any transaction, with the Company or any of its Subsidiaries unless the terms and provisions of such contract, agreement or other arrangement or the terms on which such business or transaction is conducted, as the case may be, are fair to the Company or such Subsidiary and are substantially equivalent to terms that would have been obtained in an arm's-length relationship other than as required in connection with the execution, performance and delivery of the Transaction Documents. Notwithstanding any of the above, (i) the Company may pay quarterly in arrears to (1) TJC Management Corporation or another Affiliate of JZCC, management consulting fees not to exceed in the aggregate an amount per year of the higher of (x) $300,000, or (y) .35% of the Company's sales in accordance with and subject to the terms of the Management Agreement, and (2) directors of the Company, directors fees not to exceed in the aggregate an amount per year equal to $50,000 per year, (ii) the Company may declare and pay regular dividends on the Preferred Stock in accordance with the terms thereof and (iii) the Company may purchase shares of Common Stock from the Management Investors in accordance with the provisions of the Management Subscription Agreement unless prohibited under the terms of other agreements or instruments pursuant to which Indebtedness of the Company or any of its Subsidiaries shall have been created, assumed, incurred or guaranteed.

         (b) Unless otherwise authorized by a vote of at least 60% of the whole Board of Directors, whether or not there shall be any vacancies on the Board of Directors, the parties hereto shall cause the Company to conduct its business substantially as that business is conducted on the date hereof and shall not conduct any other business.

         (c) The parties hereto shall cause the Company to conduct its business and affairs in all material respects in compliance with all Burger King Regulations.

         Section 2.2 Registration of Common Stock. In the event of Public Offering of the Company's Common Stock, each Voting Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the number of authorized shares of Class A Common Stock and, if necessary, increase the number of issued and outstanding shares of Class A Common Stock, whether by stock split, stock dividend or otherwise, or change in its par value, as recommended by a majority of the members of the Board of Directors in order to facilitate such Public Offering.

         Section 2.3 Certificate of Incorporation; No Conflict with Agreement. Attached hereto as Exhibit B is a copy of the Certificate of Incorporation as in effect on the date hereof. Each Voting Stockholder shall vote his shares of Voting Stock, and shall take all actions necessary, to ensure that the Certificate of Incorporation and By-Laws do not, at any time, conflict with the provisions of this Agreement.


                                                    ARTICLE III

                                               Corporate Governance

         Section 3.1  Board of Directors.

         (a) The Stockholders hereby agree that at all times after the Closing Date, the Board of Directors of the Company shall consist of not less than seven members, including the individuals described in this Section 3.1(a). Promptly after the Closing Date, the Voting Stockholders shall take all actions necessary to elect, or to cause the Board of Directors to approve and appoint, the designees described below to be members of the Board of Directors, and such other members as may be selected by the holders of Voting Stock from time to time outstanding:

                  (i) four individuals, including a director designated as the Senior Director, designated by the beneficial owners of the majority of the shares of Class A Common Stock beneficially owned by the Jordan Investors ("Jordan Directors"); and

                  (ii) three individuals designated by the holders of a majority of the shares of Class D Common Stock; provided,

         that such individuals have executed employment agreements with the Company, and that such employment agreements remain in full force and effect ("Management Directors").

         (b) Each Voting Stockholder hereby agrees to vote all shares of Voting Stock owned or held of record by such Stockholder at each annual or special meeting of Stockholders of the Company at which directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary to cause, the election as members of the Board of Directors of those individuals described in Section 3.1(a) in accordance with, and to otherwise effect the intent of, the provisions of Section 3.1(a).

         (c) The Company and each member of the Board of Directors shall execute a Directors Indemnification Agreement substantially in the form of Exhibit H hereto.

         Section 3.2 Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Voting Stockholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Stockholders that had designated or elected (pursuant to Section 3.1) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors (in the manner set forth in Section 3.1). In the interim from the time the vacancy is created until a new director is elected, if the vacancy is for a Jordan Director, the remaining Jordan Directors may appoint a replacement to act as a director until a new director is duly elected, and if the vacancy is for a Management Director, the remaining Management Directors may appoint a replacement to act as a director until a new director is duly elected.

         Section 3.3 Covenant to Vote. Each Voting Stockholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of Stockholders of the Company and to vote all shares of Voting Stock owned or held of record by such Voting Stockholder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Article III. In addition, each Voting Stockholder agrees to vote the shares of Voting Stock owned by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the Stockholders in such a manner as to implement the terms of this Agreement. In addition, each Voting Stockholder is aware of the terms of the Letter Agreement.


                                  ARTICLE IV

                              Transfers of Stock

         Section 4.1 Restrictions on Transfer. Each Stockholder agrees that such Stockholder will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Articles IV and V hereof only, a "transfer") any Securities or Warrants, as the case may be, except (a) as provided in Section 4.2; (b) in accordance with Article V; (c) an exchange of Common Stock of one class for Common Stock of another class in accordance with
Section 8.1(b); (d) a conversion of Common Stock of one class into Common Stock of another class pursuant to the Certificate of Incorporation; (e) the exercise of Warrants; or (f) pursuant to the Management Subscription Agreement. In addition to the other restrictions noted in this Article IV, each Stockholder agrees that it will not, directly or indirectly, transfer any of its Securities or Warrants except as permitted under the Securities Act and other applicable securities laws.

         Section 4.2 Exceptions to Restrictions. The provisions of Section 4.1 and Article V (other than Section 5.8) shall not apply to any of the following transfers:

         (a) (i) From JZCC to the Jordan Investors or any Jordan Party, (ii) from any of the Jordan Investors or any Jordan Party to any of the other
Jordan Investors, (iii) from any Jordan Investor or any Jordan Party to any Trust solely for such Jordan Investor's or such Jordan Party's benefit or the benefit of such Jordan Investor's or such Jordan Party's spouse or children (as the case may be); provided, that such Jordan Investor or such Jordan Party acts as trustee and retains the sole power to direct the voting and disposition of such shares; and provided, further, that in the case referred to in clause (iii), each such Person including any such trust (each a "Permitted Transferee", shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement.

         (b) (i) From any Management Investor to such Management Investor's spouse or children, (ii) from any Management Investor to any trust solely for such Management Investor's benefit or the benefit of such Management
Investor's spouse or children, (iii) from any Jaro Investor to such Jaro Investor's spouse or children, (iv) from any Jaro Investor to any trust solely for the benefit of such Jaro Investor's spouse or children, (v) from any Osborn Investor to such Osborn Investor's spouse or children or (vi) from any Osborn Investor to any trust solely for the benefit of such Osborn Investor's spouse or children; provided, that, in each case referred to above, such Management Investor, Jaro Investor or Osborn Investor, as the case may be, acts as trustee and retains the sole power to direct the voting and disposition of such Securities; and provided, further that each such Person including any such trust (each a "Permitted Transferee") shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement as a Stockholder.

         (c) From the Bank of Boston to any of its Affiliates or the Jordan Investors.

         (d) From any Stockholder to any Affiliate of the Company, or pursuant to a merger or consolidation involving the Company or a sale of all or substantially all of the outstanding shares of Common Stock.

         (e) Pursuant to the provisions of the Revolving Credit and Term Loan Agreement, including any pledge of stock or foreclosure on that pledge.

         (f) Pursuant to a Public Offering or an open market sale following a Public Offering in accordance with Rule 144 of the Commission.

         (g) Transfers by the Jordan Investors or the Jordan Parties of Preferred Stock, including donations to charitable organizations.

         Section 4.3 Burger King Authorization. Other than (i) as set forth in
Section 4.1(c), (d), (e) or (f), (ii) as set forth in Section 4.2(a), (b),
(c), (d) or (g); provided, that, with respect to Section 4.2(b), the transfer of Stock by either Lawrence Jaro or William Osborn do not result in either Mr. Jaro or Mr. Osborn holding less than 5% of the Company's Voting Stock, (iii) transfers of Securities other than Voting Stock, and (iv) transfers that would not result in a "Change of Control" (as defined in the MCIT Purchase Agreement), the Company and each Stockholder agree and acknowledge that any issuance or transfer of Stock must be authorized by Burger King in accordance with the terms and conditions set forth in the Franchise Agreement and the Burger King Regulations.


         Section 4.4  Endorsement of Certificates.

         (a) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, all Warrants and certificates representing shares of issued and outstanding Common Stock shall be endorsed at all times prior to any Public Distribution as follows:

                           THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE
                  ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED SEPTEMBER 1, 1994, AMONG THE COMPANY AND ITS STOCKHOLDERS, SUBSCRIPTION AGREEMENTS, DATED SEPTEMBER 1, 1994, AMONG THE COMPANY AND CERTAIN INVESTORS THEREIN AND THE TERMS AND CONDITIONS OF A FRANCHISE AGREEMENT WITH BURGER KING CORPORATION. REFERENCE IS MADE TO SUCH FRANCHISE AGREEMENT AND THE RESTRICTIVE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE CORPORATION. A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY AT THE JORDAN COMPANY, 9 WEST 57TH STREET, NEW YORK, NEW YORK 10019.

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

         (b) Except as otherwise expressly provided in this Agreement, all Warrants and certificates representing shares of Stock hereafter issued to or acquired by any of the Stockholders or their successors hereto (including, without limitation, all certificates representing shares of Class A Common Stock hereafter issued upon conversion of shares of Class B, C or D Common Stock) shall bear the legends set forth above, and the Warrants and shares of Stock represented by such certificates shall be subject to the applicable provisions of this Agreement. The obligations of each party hereto shall be binding upon each transferee to whom Securities or Warrants are transferred by any party hereto, whether or not such transfer is permitted under the terms of this Agreement, except for transfers pursuant to a Public Offering. Prior to consummation of any transfer, except for transfers pursuant to a Public Offering, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement. Prompt notice shall be given to the Company and each Stockholder by the transferor of any transfer (whether or not to a Permitted Transferee) of any Securities or Warrants.

         Section 4.5 Improper Transfer. Any attempt to transfer or encumber any shares of Securities or Warrants not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.


                                   ARTICLE V

                            Rights of First Offer;
                        New Securities; Tag Along Sales

         Section 5.1 Transfers by a Stockholder.

         (a) Except for sales of securities contemplated by Article VI hereof, transfers permitted by Sections 4.1, 4.2 and 4.3, transfers of Preferred Stock and transactions subject to Section 5.9, if at any time any Stockholder shall desire to sell any Stock or Warrants owned by him or it (such Stockholder desiring to sell shares of such Stock or Warrants being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its desire to sell such Stock or Warrants (a "Notice of Intention"), accompanied by a copy of a proposal relating to such sale (the "Sale Proposal"), to each of the other Stockholders and to the Company, setting forth such Selling Stockholder's desire to make such sale (which shall be for cash only), the number and class of shares of Stock or Warrants proposed to be transferred (the "Offered Securities") and the price at which such Selling Stockholder proposes to sell the Offered Securities (the "First Offer Price") and other terms applicable thereto.

         (b) Upon receipt of the Notice of Intention, the Company and the other Stockholders shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to
Section 5.1(d), any portion of the Offered Securities in the following order of priority: (i) if the Selling Stockholder is a Management Investor, the other Management Investors shall have the first right to purchase the Offered Securities pro rata among those Management Investors so electing on the basis of the respective number of shares of Common Stock or Warrants owned or held as trustee by such Management Investors (or in such other proportions as such Management Investors may agree), then the Company shall have the second right to purchase the Offered Securities, and thereafter, the Jordan Investors shall have the right to purchase the Offered Securities pro rata among those of the Jordan Investors so electing on the basis of the respective numbers of shares of Common Stock or Warrants owned by such Jordan Investors (or in such other proportion as such Jordan Investors may agree) and thereafter, the other Stockholders (excluding the Management Investors) shall have the right to purchase the Offered Securities pro rata among the Stockholders (excluding the Management Investors) so electing on the basis of the respective numbers of shares of Common Stock or Warrants owned by such Stockholders (or in such other proportion as such other Stockholders may agree); (ii) if the Selling Stockholder is a Jordan Investor, the other Jordan Investors shall have the first right to purchase the Offered Securities pro rata among those of the Jordan Investors so electing on the basis of the respective numbers of shares of Common Stock or Warrants owned by such Jordan Investors (or in such other proportion as such Jordan Investors may agree), and thereafter, the Company shall have the right to purchase the Offered Securities and thereafter, all other Stockholders shall have the right to purchase the Offered Securities pro rata among the Stockholders so electing to purchase on the basis of the respective numbers of shares of Common Stock (including Warrant Stock) owned by such Stockholders (or in such other proportion as such other stockholders may agree); and (iii) if the Selling Stockholder is the Bank of Boston or MCIT, the Jordan Investors shall have the first right to purchase the Offered Securities pro rata among those of the Jordan Investors so electing on the basis of the respective numbers of shares of Common Stock (including Warrant Stock) owned by such Jordan Investors' (or in such other proportion as such Jordan Investors may agree), and thereafter, the Company shall have the right to purchase the Offered Securities and thereafter, all other Stockholders shall have the right to purchase the Offered Securities pro rata among the Stockholders so electing on the basis of the respective numbers of shares of Common Stock (including Warrant Stock) owned by such Stockholders (or in such other proportion as such other Stockholders may agree). The rights of the Stockholders and the Company pursuant to this

Section 5.1(b) shall be exercisable by the delivery of notice to the Selling Stockholder (the "Notice of Exercise"), within 30 calendar days from the date of delivery of the Notice of Intention. The Notice of Exercise shall state the total number of shares of the Offered Securities such Stockholder (or the Company) is willing to purchase without regard to whether or not other Stockholders purchase any shares of the Offered Securities. A copy of such Notice of Exercise shall also be delivered by each Stockholder to the Company and each other Stockholder. The rights of the Stockholders and the Company pursuant to this Section 5.1(b) shall terminate if unexercised 30 calendar days after the date of delivery of the Notice of Intention.

In the event that a Management Investor exercises the Management Investors' right to purchase any or all Offered Securities, such purchase will be deemed to be of Class D Common Stock or Warrants to purchase Class D Common Stock, notwithstanding that the Offered Securities are of a different class of Common Stock. Upon a purchase of Common Stock or Warrants other than Class D Common Stock or Warrants to purchase Class D Common Stock, the Management Investor will present the certificates of the Common Stock or Warrants to the Company and the Company will promptly exchange such certificates for Class D Common Stock or Warrants to purchase Class D Common Stock, all in order to confirm the foregoing.

         Notwithstanding the foregoing, no Management Investor, other than Lawrence Jaro, William Osborn, Gary Hubert or Joel Aaseby shall be entitled to purchase any shares of Common Stock or Warrants hereunder unless such shares shall concurrently be duly assigned, transferred and delivered to the trustee of the Jaro Voting Trust or Osborn Voting Trust and such shares shall thereafter be subject to the Jaro or Osborn Voting Trust Agreement.

         (c) In the event that the Stockholders or the Company exercise their rights to purchase any or all of the Offered Securities in accordance with
Section 5.1(b), then the Selling Stockholder must sell the Offered Securities to such Stockholders (or, as the case may be, the Company) within 30 calendar days from the date of delivery of the Notice of Exercise received by the Selling Stockholder.

         (d) Notwithstanding the foregoing provisions of this Section 5.1, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, no Stockholder or Stockholders nor the Company may purchase any Offered Securities hereunder unless all of the Offered Securities are to be so purchased.

         (e) For purposes of this Article V, any Person who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived its rights on the day after the last day of such period.

         (f) Each Stockholder agrees and acknowledges that the Company may purchase or acquire Common Stock pursuant to Section 5.1(b) hereof, and approves such purchases and acquisitions, and waives any objection or claim relating thereto, whether against the Company, the Board of Directors or otherwise.

         Section 5.2 Transfer of Offered Shares to Third Parties. If all notices required to be given pursuant to Section 5.1 have been duly given and the Stockholders and the Company do not exercise their respective options to purchase all of the Offered Securities at the First Offer Price and the Selling Stockholder does not desire to sell less than all the Offered
Securities or if with the consent of the Selling Stockholder the other Stockholders and the Company purchase less than all of the Offered Securities pursuant to the provisions hereof, then in either such event the Selling Stockholder shall have the right, subject to compliance by the Selling Stockholder with the provisions of Section 4.3 and Section 4.4(b) hereof, for a period of 120 calendar days from the earlier of (i) the expiration of the option period pursuant to Section 5.1 with respect to such Sale Proposal or (ii) the date on which such Selling Stockholder receives notice from the other Stockholders and the Company that they will not exercise in whole or in part the options granted pursuant to Section 5.1, to sell to any third party which is not an Affiliate of, or related by consanguinity or marriage to, the Selling Stockholder the Offered Securities remaining unsold at a price of not less than 95% of the First Offer Price, and on the other terms specified in the Sale Proposal.

         Section 5.3 Purchase of Offered Shares. The consummation of any purchase and sale pursuant to Section 5.1 shall take place on such date, not later than 30 calendar days after the expiration of the option period pursuant to Section 5.1 with respect to such option, as the Selling Stockholder shall select. Prior to the consummation of any sale pursuant to Section 5.1, the Selling Stockholder shall comply with Section 4.3 and Section 4.4(b) hereof. Upon the consummation of any such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by the Selling Stockholder free and clear of any liens, against delivery of the First Offer Price, payable in the manner specified in Section 5.1(a).

         Section 5.4 Waiting Period with Respect to Subsequent Transfers. In the event that the Stockholders and the Company do not exercise their options to purchase all of the Offered Securities, and the Selling Stockholder shall not have sold the remaining Offered Securities to a third party for any reason before the expiration, as applicable, of the 120-day period described in
Section 5.2, then such Selling Stockholder shall not give another Notice of Intention pursuant to Section 5.1 for a period of 90 calendar days after the last day of such 120-day period.

         Section 5.5  Right of First Refusal for New Securities.

         (a) The Company hereby grants to each of the Stockholders a right of first refusal to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to issue and sell. Such right of first refusal shall allow each Stockholder to purchase a pro rata portion of the shares of Common Stock, Preferred Stock or Warrants as may be included in the New Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock (including all Warrant Stock) or Preferred Stock (as the case may be) held by such Stockholder before the proposed issuance of New Securities. In the event a Stockholder does not purchase any or all of its pro rata portion of New Securities, the remaining Stockholders shall have the right to purchase such unpurchased New Securities or respective pro rata portion until all of the New Securities are purchased or until no other Stockholder desires to purchase any more New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 30 calendar days after receipt of the notice described in Section 5.5(c) below.

         (b) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) securities issued upon conversion of shares of Class B Common Stock, Class C Common Stock or Class D Common Stock into Class A Common Stock, in accordance with the Certificate of Incorporation and this Agreement; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) any borrowings, direct or indirect, from financial institutions or other Persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into or exchangeable for capital stock of the Company; (v) shares of Class A Common Stock issued pursuant to any Public Offering; (vi) shares of Class A Common Stock issued in connection with an exchange for Class B Common Stock in accordance with
Section 8.1(b) of this Agreement; (vii) Warrant Stock; or (viii) shares of Preferred Stock issued and paid as dividends on outstanding Preferred Stock.

         (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the class and number of shares of Common Stock or Preferred Stock (as the case may be) it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Each Stockholder shall have 30 calendar days from the date such notice is given to determine whether to purchase all or any portion of the Stockholder's pro rata share of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Notwithstanding the provisions of this Section 5.5, no Jaro Investor or Osborn Investor, other than Lawrence Jaro or William Osborn shall be entitled to purchase any shares of Common Stock hereunder unless such shares shall concurrently be made subject to the provisions of Section 8.3, as the case may be.

         Section 5.6 Legally Binding Obligation; Power of Attorney; Personal Rights.

         (a) Subject to Section 5.1(a), making a written offer, giving or failing to give written notice within the stated period, accepting an offer or making a decision or election, in each case as provided in Section 5.1 or 5.2, shall create a legally binding obligation to buy or sell, or an obligation not to buy or sell, as the case may be, the subject Common Stock as provided in such Section 5.1 or 5.2.

         (b) Subject to Section 5.1(a), each holder of Common Stock hereby appoints JZCC as an attorney-in-fact for such holder with the power to execute such documents and take such other actions to provide for the transfer of Common Stock owned by such holder in accordance with this Article V. JZCC is hereby authorized (i) to transfer such Common Stock on the books of the Company at the direction and without regard to the surrender of certificates or instruments representing such Common Stock held by such holder, and (ii) to place on all certificates or instruments representing

Common Stock a legend reflecting this authority to transfer such Common Stock.

         Section 5.7  Right to Join in Sale.

         (a) Anything in this Agreement to the contrary notwithstanding, if any Stockholder or group of Stockholders proposes, in a single transaction or a series of transactions during any six-month period (other than transfers to a Permitted Transferee pursuant to Section 4.2 and transactions subject to
Section 5.9 and transactions pursuant to Section 8 of the Management Subscription Agreement) to sell, dispose of or otherwise transfer 5% or more of the outstanding Common Stock Warrant Stock or, if less than such amount, in the case of any Stockholder which owns Common Stock or Warrant Stock on the date hereof, 50% or more of its initial holdings of such interests in Common Stock or Warrant Stock, as the case may be (each a "Disposing Stockholder"), such person or group shall refrain from effecting such transaction unless, prior to the consummation thereof, each other Stockholder, including a Warrant Stock holder, shall have been afforded the opportunity to join in such sale of Common Stock or Warrant Stock on a pro rata basis, as hereinafter provided.

         (b) Prior to consummation of any proposed sale, disposition or transfer of shares of Common Stock or Warrant Stock described in Section 5.7(a), the Disposing Stockholder shall cause the person or group that proposes to acquire such shares (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to each other Stockholder to purchase shares of Common Stock or Warrant Stock owned by such Stockholder (regardless of whether the shares of Common Stock or Warrant Stock proposed to be sold by the Disposing Stockholders are the same class as the shares of Common Stock or Warrant Stock owned by such Stockholders), such that the number of shares of such Common Stock or Warrant Stock so offered to be purchased from such Stockholder shall be equal to the product obtained by multiplying the total number of shares of such Common Stock or Warrant Stock then owned by such Stockholder by a fraction, the numerator of which is the aggregate number of shares of Common Stock and Warrant Stock proposed to be purchased by the Proposed Purchaser from all Stockholders (including the Disposing Stockholder or Stockholders) and the denominator of which is the aggregate number of shares of Common Stock and Warrant Stock or shares of Common Stock underlying the Warrants then outstanding. Such purchase shall be made at the highest price per share and on such other terms and conditions as the Proposed
Purchaser has offered to purchase shares of Common Stock or Warrant Stock to be sold by the Disposing Stockholder or Stockholders. Each Stockholder shall have 20 calendar days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer, and the closing of such purchase shall occur within 30 calendar days after such acceptance or at such other time as such Stockholder and the Proposed Purchaser may agree. The number of shares of Common Stock or Warrants to be sold to the Proposed Purchaser by the Disposing Stockholder or Stockholders shall be reduced by the aggregate number of shares of Common Stock or Warrant Stock purchased by the Proposed Purchaser from the other Stockholders pursuant to the acceptance by them of Purchase Offers in accordance with the provisions of this Section 5.7(b). In the event of any sale of Warrant Stock pursuant to this Section 5.7, to the extent that Warrant Stock consists of unexercised Warrants, such sale may be made either by sale of all or a part of the relevant Warrant, or by exercise of the Warrant and sale of the applicable Warrant Stock. In the event that a sale or other transfer subject to this Section 5.7 is to be made to a Proposed Purchaser who is not a Stockholder, the Disposing Stockholder shall notify the Proposed Purchaser that the sale or other transfer is subject to this Section
5.7 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section 5.7. It shall be the responsibility of each Disposing Stockholder to determine whether any transaction to which it is a party is subject to this Section 5.7.


         Section 5.8  Retention and Sale of Control.

         Notwithstanding any other provisions of this Agreement to the contrary, but subject to the last sentence of this Section 5.8, prior to the completion of a Public Distribution, except with the specific prior written consent of the Bank of Boston and MCIT, the Jordan Investors shall not effect or permit any sale or other disposition of Common Stock or Warrants, or cause or permit any merger, consolidation or other transaction involving the Company to take place or enter into or permit the Company to enter into any agreement, arrangement, commitment or understanding with respect to the foregoing, if immediately after giving effect to such sale, disposition, merger, consolidation or other transaction, a "Change of Control" (as defined in the MCIT Purchase Agreement) would occur. For purposes of this Section 5.8, the term "Jordan Investors" shall not include any Permitted Transferee of any such Persons other than Permitted Transferees referred to in Section 4.2(b) hereof.

         Section 5.9  Take Along.

         If at any time both (i) Jordan Investors owning interests representing a majority of the shares of Common Stock or Warrants beneficially owned by the Jordan Investors and (ii) the Bank of Boston (such Jordan Investors and the Bank of Boston being referred to in this Section 5.9 as the "Selling Investors") shall determine to sell or exchange (in a business combination or otherwise) two-thirds or more of their aggregate shares of Common Stock or Warrants in a bona fide arm's-length transaction to a third party in which the same price per share shall be payable in respect of all shares of any class of the Common Stock or Warrants, then, upon the written request of such Selling Investors, each other Jordan Investor, each Management Investor, each Jaro Investor and each Osborn Investor shall be obligated to, and shall, if so requested by such third party, (a) sell, transfer and deliver or cause to be sold, transferred and delivered to such third party, all shares of Common Stock or Warrants owned by them at the same price per share (irrespective of class) and on the same terms as are applicable to the Selling Investors, and (b) if stockholder approval of the transaction is required, vote his, her or its shares of Voting Stock in favor thereof. The provisions of Sections 5.1 through 5.4, inclusive, and Section 5.7 shall not apply to any transactions to which this Section 5.9 applies.




                                  ARTICLE VI

                              Registration Rights

         Section 6.1  Demand Registrations.

         (a) At any time and from time to time after the earlier of the fourth anniversary of the Closing Date or the effectuation of an Initial Public Offering by the Company, holders of a majority of the shares of Stock held by the Jordan Investors (other than MCIT) and Bank of Boston may request in writing that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Securities, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such requesting
         Stockholders; and

                  (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within 30 calendar days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

provided, however, that the Company shall not be obligated to file a registration statement relating to any Holder Request under this Section 6.1(a):

                  (x) unless the Company shall have received requests for such registration with respect to at least 15% of the shares of Common Stock then outstanding (including all Warrant Stock) with respect to the first Holder Request, and unless the Company shall have received requests for such registration with respect to 10% of the shares of Common Stock then outstanding with respect to each Holder Request under this Section 6 thereafter;

                  (y) other than a registration statement on Form S-3 or a similar short form registration statement, within a period of 12 months after the effective date of any other registration statement relating to any registration request under this Section 6.1(a) that was not effected on From S-3 (or any similar short form); or

                  (z) within a nine-month period immediately following the effective date of a registration previously effected by the Company pursuant to this Section 6.1;

provided, further, however, that the Company may postpone for not more than 90 calendar days, on one occasion only with respect to each request for registration made under this Section 6.1(a), the filing or effectiveness of a registration statement under this Section 6.1(a) if the Company and a majority of the Jordan Investors agree that such registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer of similar transaction; provided, that in such event, the holders of Registrable Securities initiating the request for such registration will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under this Section 6.1. In any event, the Company will pay all Registration Expenses in connection with any registration initiated under this Section 6.1.

         (b) Notwithstanding the foregoing provisions of Section 6.1(a), the Company shall not be obligated to effect more than one registration pursuant to this Section 6.1 at the request of a majority of the Jordan Investors, in any twelve month period, in each case through a firm commitment underwriting through a nationally recognized underwriter (an "Underwritten Offering").

         (c) If the Company proposes to effect a registration requested pursuant to this Section 6.1. by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), the Company will comply with any request by the Managing Underwriter (as defined in Subsection
(f), below) to effect such registration on another permitted form if such Managing Underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance of such proposed offering.

         (d) A registration requested pursuant to Section 6.1.(a) will not be deemed to have been effected unless it has become effective; provided, that if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

         (e) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 6.1.

         (f) The Company shall have the right, with the approval of the Jordan Investors to select the investment banker (or investment bankers) that shall manage the offering (collectively, the "Managing Underwriter").

         (g) In connection with any offering pursuant to this Section 6.1, the only shares that may be included in such offering are (i) Registrable Securities, and (ii) shares of authorized but unissued Class A Common Stock that the Company elects to include in such offering ("Company Securities").

         (h) If in connection with any Underwritten Offering pursuant to this
Section 6.1. the Managing Underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such offering should be limited due to market conditions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration, and shares shall be excluded from such offering in the following order until such limitation has been met: Company Securities, if any, shall be excluded until all of the Company Securities shall have been so excluded, and, thereafter, the Registrable Securities requested to be included in such offering pursuant to Section 6.1(a)(i) or (ii) shall be excluded pro rata, based on the respective number of Registrable Securities as to which registration has been so requested by such Persons.

         (i) If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.1. shall not be outstanding but shall be issuable upon conversion of shares of Class B Common Stock which are outstanding, then the Bank of Boston and the Company shall take all actions necessary in order to convert such shares of Class B Common Stock into shares of Class A Common Stock in order to effect such sale. If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.1. shall not be outstanding but shall be issuable upon conversion of shares of Class C Common Stock which are outstanding, then the Jordan Investors shall take all actions necessary in order to convert such shares of Class C Common Stock into shares of Class A Common Stock in order to effect such sale. If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.1 shall not be outstanding but shall be issuable upon conversion of shares of Class D Common Stock which are outstanding, then the Management Investors and the Company shall take all actions necessary in order to convert such shares of Class D Common Stock into shares of Class A Common Stock in order to effect such sale.

         Section 6.2  Piggyback Registrations.

         (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 6.1.), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the Managing Underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold). Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use best efforts to effect the registration under the Securities Act of all of the

Registrable Securities that the Company has been so requested to register; provided, however, that:

                  (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights, of the Jordan Investors and the Bank of Boston to request that such registration be effected as a registration under Section 6.1.

                  (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company.

No registration effected under this Section 6.2 shall relieve the Company of its obligation to effect registration upon request under Section 6.1.

         (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans of stock option or other employee benefit plans.

         (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2. shall be paid by the Company.

         (d) If a registration pursuant to this Section 6.2. involves an Underwritten Offering and the Managing Underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the number of Registrable Securities requested by holders thereof to be included in such registration that, in the opinion of such Managing Underwriter, can be sold, such amount to be allocated among all such holders of Registrable

Securities pro rata on the basis of the respective number of Registrable Securities each such holder has requested to be included in such registration.

         (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 6.2, the Company shall have the right to select the Managing Underwriter with respect to the offering; provided, that such Managing Underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such Underwritten Offering.

         (f) If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.2. shall not be outstanding but shall be issuable upon conversion of shares of Class B Common Stock which are outstanding, then the Bank of Boston and the Company shall take all actions necessary in order to convert such shares of Class B Common Stock into shares of Class A Common Stock in order to effect such sale. If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.2 shall not be outstanding but shall be issuable upon conversion of shares of Class C Common Stock which are outstanding, then the Jordan Investors shall take all actions necessary in order to convert such shares of Class C Common Stock into shares of Class A Common Stock in order to effect such sale. If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.2 shall not be outstanding but shall be issuable upon conversion of shares of Class D Common Stock which are outstanding, then the Management Investors and the trustees for the Jaro and Osborn Voting Trusts and the Company shall take all actions necessary in order to convert such shares of Class D Common Stock into shares of Class A Common Stock in order to effect such sale.

         Section 6.3  Registration Procedures.

         (a) If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 6.1 or 6.2, the Company will, as expeditiously as possible:

                  (i) Prepare and, in any event within 90 calendar days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statements to become and remain effective; provided, that in the case of a registration provided for in Section 6.1. or 6.2, before filing a registration statement or prospectus or any amendments or supplements thereof, the

         Company will furnish to the counsel selected by the Jordan Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and, provided, further, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 6.2 at any time prior to the effective date of the registration statement relating thereto.

                  (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the Jordan Investors not exceeding nine months and to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

                  (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

                  (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 6.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is then so subject.

                  (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                  (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (viii) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate.

                  (ix) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as (i) the Jordan Investors or (ii) the sellers of a majority of any class of such Registrable Securities (excluding shares being sold by the Jordan Investors) reasonably request.

                  (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as (i) the Jordan

         Investors or (ii) sellers of a majority of any class of such Registrable Securities (excluding shares being sold by the Jordan Investors) reasonably request in order to effect an underwritten public offering of such Registrable Securities.

         (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 6.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 6.3(a)(vi).

         (c) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the Managing Underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the Managing Underwriter shall designate) after the effective date of such registration.

         (d) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, the Company agrees, if so required by the Managing Underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 90 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

         (e) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the Managing Underwriter to limit its rights under this Section 6.3.

         (f) It is understood that in any Underwritten Offering in addition to any shares of Common Stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of authorized but unissued shares of Common Stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option securities as agreed or, in the absence of agreement, pursuant to
Section 6.1(h) or 6.2(d), as the case may be. The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

         (g) Notwithstanding anything in this Article VI to the contrary, in lieu of converting any share of Class B Common Stock into Class A Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of such Class B Common Stock may sell such Class B Common Stock to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Class B Common Stock before making any distribution pursuant to such registration statement and to include the Class A Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement. Notwithstanding anything in this Article VI to the contrary, in lieu of converting any share of Class D Common Stock into Class A Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of such Class D Common Stock may sell such Class D Common Stock to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Class D Common Stock before making any distribution pursuant to such registration statement and to include the Class A Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement. Notwithstanding anything in this
Article VI to the contrary, in lieu of converting any share of Class C Common Stock into Class A Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of such Class C Common Stock may sell such Class C Common Stock to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Class C Common Stock before making any distribution pursuant to such registration statement and to include the Class A Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement. The Company agrees to cause such Class A Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

         Section 6.4  Indemnification.

         (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 6.1 or 6.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

                  (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or underwriter expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this
Section 6.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

         (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 6.1 or 6.2, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the

Company and such sellers pursuant to this Section 6.4 are to be several and not joint; provided, however, that with respect to each claim pursuant to this Section, the Company shall be liable for the full amount of such claim, and each such seller's liability under this Section 6.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

         (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action;
provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6.4, except to the extent (not including any such notice of an underwriter) that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel for a majority of the sellers of Registrable Securities and one firm of counsel selected by the Jordan Investors, or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similar notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof.

         (d) The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

         Section 6.5 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by
Section 6.4 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 6.4(b) were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section
6.5, each Person, if any, who controls an underwriter within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

         Section 6.6 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


                                  ARTICLE VII

                                  Termination

         Section 7.1  Certain Terminations.

         (a) The provisions of Articles III, IV and V shall terminate on the date on which any of the following events first occurs: (i) a Public Distribution, (ii) a merger or consolidation of the Company with or into another Person that is not an Affiliate of the Company, as a result of which the Stockholders own less than 65% of the outstanding shares of Voting Stock of the surviving or resulting corporation, (iii) the sale or other disposition in compliance with Section 2.1 of all or substantially all the assets of the Company to a Person that is not an Affiliate of the Company, or (iv) ten years from the date of this Agreement.

         (b) The provisions of Section 8.3 shall terminate ten years from the date of this Agreement.

         (c) Notwithstanding the foregoing, this Agreement shall in any event terminate with respect to any Stockholder when such Stockholder no longer owns any Securities or Warrants.


                                 ARTICLE VIII

                                 Miscellaneous

         Section 8.1  Other Covenants.

         (a) For so long as any Stockholder or Stockholders holds individually or in the aggregate 5% or more of the Common Stock then outstanding, such Stockholder or Stockholders may upon reasonable prior notice visit and inspect the properties of the Company and each Subsidiary of the Company and examine and copy (at their own expense) their books of record and account, and discuss their affairs, finances and accounts with their officers and their current and prior independent public accountants all at such reasonable times as such Stockholder or Stockholders may
                                     -40-
desire. All materials and information obtained pursuant to this Section 8.1(a) shall be kept confidential by the Stockholders and shall not be disclosed to any third party (other than to their Affiliates) unless expressly agreed to by the Company or as required pursuant to applicable law, in connection with judicial or arbitral proceedings or upon request of any governmental or regulatory authority.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the Bank of Boston may, at any time and from time to time, exchange any number of shares of Class B Common Stock held by them for an equal number of shares of Class A Common Stock; provided, however, that immediately after giving effect to any such exchange, the aggregate number of shares of Class A Common Stock held by the Bank of Boston shall not exceed 4.99% of the aggregate number of shares of Class A Common Stock then outstanding. Such exchange shall be effected in each case by the delivery by the Bank of Boston of certificates representing such shares, duly endorsed or accompanied by duly executed stock powers, to the Company at its principal office, together with written notice stating the number of such shares to be so exchanged, whereupon the Company shall issue to the Bank of Boston new certificates representing a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock so exchanged, which shares of Class A Common Stock when so issued shall be duly and validly issued, fully paid and non-assessable. The Company shall at all times reserve a sufficient number of shares of its authorized but unissued Class A Common Stock to permit compliance with the provisions of this Section 8.1(b). Any shares of Class B Common Stock acquired by the Company in exchange for shares of Class A Common Stock pursuant to this
Section 8.1(b) shall be cancelled and retired.


         Section 8.2  Financial Information; List of Stockholders.

         (a) The Company agrees to furnish to each Stockholder, for so long as such Stockholder holds any Common Stock, Preferred Stock or Warrant as soon as available the following financial statements and other information:

                  (i) copies of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of the first, second and third quarterly accounting periods, and of the related consolidated and consolidating statements of income and retained earnings and cash flows for such accounting period and for the portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form the consolidated and consolidating figures as of the end of and for the corresponding date and period in the previous fiscal year, all certified by its chief financial officer as complete and correct and as presenting fairly the information contained therein in accordance with the same accounting practices used in preparing the audited financial statements for the fiscal year most recently ended required to be delivered by paragraph (ii) below, subject to recurring non-material changes resulting from year-end audit adjustments, absence of the notes required by GAAP and year end accruals; and

                  (ii) copies of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of each fiscal year, and of the related consolidated and consolidating statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures as of the end of and for the previous fiscal year, and, in the case of such consolidated statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Company and acceptable to Stockholders (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and their consolidated income and retained earnings and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the Accountants shall concur) and that the examination by such Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and

                  (iii) copies of any proxy statements, financial statements and reports as the Company or its Subsidiaries shall send or make available generally to any of their security holders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or Form 701 or a similar form) which the Company or its Subsidiaries may file with the Securities and Exchange Commission or with any securities exchange.

         (b) The Company agrees to furnish to any Stockholder or Stockholders holding individually or in the aggregate 5% or more of the Common Stock then outstanding, any other information, including without limitation financial statements and computations relating to the performance of this Agreement and/or the affairs of the Company or its Subsidiaries that any such Stockholder or Stockholders may from time to time reasonably request and which is capable of being obtained, produced or generated without undue effort or expense by the Company or such

Subsidiary or of which any of them has knowledge (including, without limitation, a brief statement containing a management discussion and analysis of the financial condition of the Company and its Subsidiaries and describing the results of operations and significant events relating to the Company and Subsidiaries for any fiscal period; copies of all minutes of meetings of Board of Directors; copies of all information furnished to stockholders at or in connection with all meetings of stockholders of the Company, a copy of all information furnished to members of the Board of Directors of the Company, and a copy of a list of shareholders of the Company).

         (c) Not less than 30 calendar days after the end of each fiscal year of the Company, and from time to time upon the request of any Jordan Investor, the Company shall provide to such Jordan Investor a list of all stockholders of the Company indicating the respective numbers of shares owned of Common Stock or Preferred Stock, as the case may be, by them.

         (d) The Company agrees to provide all information and make any filings reasonably requested by any Stockholder that are required by Section 1202 of the Internal Revenue Code of 1986, as amended, so long as such information and filings do not have an adverse effect in respect of the Company's business, operations, results, tax positions, conditions or prospects.

         Section 8.3  Covenants of the Jaro and Osborn Investors.

         (a) Each of the Osborn Investors hereby appoints William Osborn as their proxy pursuant to the Osborn Proxy Agreement, with full power of substitution, to represent and vote, in his sole discretion, all Securities which they would be entitled to vote at any annual or special meeting of the Company's stockholders and to execute and deliver, in his sole discretion, any written consent by the holders of the Company's Securities in which they would be entitled to join. Each of the Osborn Investors acknowledges and agrees that such proxy is coupled with an interest and cannot be terminated or revoked until the termination of this Agreement. Any transfer of Securities by the foregoing persons to a Permitted Transferee will be subject to this proxy and conditioned upon the Company's receipt of a proxy, in form and substance identical to this proxy, from such Permitted Transferee. In the event that William Osborn is no longer employed by Enterprises, the Osborn Investors hereby agree that this proxy may be exercised by a majority of the Management Directors. Each of the Osborn Investors agrees to execute and deliver to the Company any instruments or documents which they may reasonably request in order to effectuate this proxy.

         (b) Each of the Jaro Investors hereby appoints Lawrence Jaro as their proxy pursuant to the Jaro Proxy Agreement, with full power of substitution, to represent and vote, in his sole discretion, all Securities which they would be entitled to vote at any annual or special meeting of the Company's stockholders and to execute and deliver, in his sole discretion, any written consent by the holders of the Company's Securities in which they would be entitled to join. Each of the Jaro Investors acknowledges and agrees that such proxy is coupled with an interest and cannot be terminated or revoked until the termination of this Agreement. Any transfer of Securities by the foregoing persons to a Permitted Transferee will be subject to this proxy and conditioned upon the Company's receipt of a proxy, in form and substance identical to this proxy, from such Permitted Transferee. In the event that Lawrence Jaro is no longer employed by Enterprises, the Jaro Investors hereby agree that this proxy may be exercised by a majority of the Management Directors. Each of the Jaro Investors agrees to execute and deliver to the Company any instruments or documents which they may reasonably request in order to effectuate this proxy.

         Section 8.4 RIGHT OF SETOFF. EACH OF THE JARO INVESTORS AND THE
OSBORN INVESTORS (EACH A "SETOFFEE") ACKNOWLEDGES AND AGREES THAT THE COMPANY MAY, IN ADDITION TO ANY OTHER RIGHTS OR REMEDIES AVAILABLE TO IT UNDER THE
JARO PURCHASE AGREEMENT AND THE OSBORN PURCHASE AGREEMENT, RESPECTIVELY, AND
IN ITS SOLE DISCRETION, SET OFF ITS INDEMNIFICATION RIGHTS AGAINST PAYMENTS OR AMOUNTS OWED BY THE COMPANY TO A JARO INVESTOR OR AN OSBORN INVESTOR, RESPECTIVELY, IN RESPECT OF THEIR SECURITIES RECEIVED PURSUANT TO THE JARO PURCHASE AGREEMENT OR OSBORN PURCHASE AGREEMENT, PROVIDED THAT INDEMNIFICATION CLAIMS IN THE AGGREGATE SHALL BE LIMITED TO THE CONSIDERATION RECEIVED BY A
JARO INVESTOR OR AN OSBORN INVESTOR AND THAT THE COMPANY'S RIGHT TO SETOFF
SHALL BE APPLIED TO THE FOLLOWING PAYMENTS IN ORDER: (I) ANY PRINCIPAL AND
THEN INTEREST PAYMENTS THE COMPANY MAY OWE A SETOFFEE PURSUANT TO ANY OF ITS NOTES, AS DEFINED IN THE MANAGEMENT SUBSCRIPTION AGREEMENT; (II) ANY PREFERRED STOCK DIVIDEND, LIQUIDATION OR REDEMPTION PAYMENT THE COMPANY MAY OWE A SETOFFEE; (III) ANY COMMON STOCK DIVIDEND, LIQUIDATION OR REDEMPTION PAYMENT THE COMPANY MAY OWE A SETOFFEE AND THEN (IV) CASH TO THE EXTENT THE CASH RECEIVED PURSUANT TO SUCH ASSET PURCHASE AGREEMENT HAS NOT BEEN DISTRIBUTED BY THE JARO INVESTOR TO ITS SHAREHOLDERS AND LIMITED BY THE AMOUNT, IF ANY, THAT THE JARO INVESTOR OR OSBORN INVESTOR HAS PAID FEDERAL OR STATE TAXES THEREIN OR HAS RECEIVED A NOTICE OR CLAIM ASSESSING ADDITIONAL TAX LIABILITIES UPON THE JARO INVESTOR OR OSBORN INVESTOR AS A RESULT OF NON-COMPLIANCE WITH SECTION 351 AND THE RULES REGARDING THE INSTALLMENT NOTE REGULATIONS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. ANY PERSONAL LIABILITY OF AN INDIVIDUAL JARO INVESTOR OR OSBORN INVESTOR SHALL BE LIMITED TO THE EXTENT THE JARO INVESTOR OR OSBORN INVESTOR PERSONALLY RECEIVED STOCK OR CASH PURSUANT TO THE JARO PURCHASE AGREEMENT OR THE OSBORN PURCHASE AGREEMENT, OR ACQUIRED SUCH STOCK OR CASH IN
A

DISTRIBUTION OR DIVIDEND, NET OF FEDERAL AND STATE INCOME TAXES AS PROVIDED IN THE PRECEDING SENTENCE. THE COMMON STOCK SHALL BE VALUED AT FAIR MARKET VALUE (AS DEFINED IN THE MANAGEMENT SUBSCRIPTION AGREEMENT) FOR PURPOSE OF DETERMINING THE REDEMPTION VALUE OF THE COMMON STOCK.

         Section 8.5 Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Sections 4.2 and 5.3 (if applicable) as provided therein in all respects. The Company may not assign any of its rights hereunder to any Person other than an Affiliate of the Company. If any transferee of any Stockholder shall acquire any Securities or Warrants, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

         Section 8.6  Amendment and Modification; Waiver of
Compliance; Conflicts.

         (a) This Agreement may be amended only by a written instrument duly executed by (i) a Majority of the Jordan Investors, (ii) to the extent required under Section 10.8 under the Credit Agreement that such proposed amendment would materially adversely affect the rights of the Bank of Boston under this Agreement, the Bank of Boston and (iii) to the extent that such proposed amendment would materially adversely affect the rights of the Management Investors under this Agreement as a group, the holders of a majority of the shares of Voting Stock owned by the Management Investors or which may be voted, pursuant to the provisions of Section 8.3, by either Lawrence Jaro, William Osborn or a majority of the Management Directors. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of the Company to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon, and the Stockholders agree to vote in favor of such amendments.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail.

         Section 8.7 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, as follows:

                  (i) If to the Company or any Jordan Investor, addressed to the Company or to such Jordan Investor c/o The Jordan Company, 9 West 57th Street, New York, New York
         10019, Attention: Richard Caputo; or

                  (ii) If to a Stockholder other than the Jordan Investors, to the address of such Stockholder set forth in the stock records of the Company.

or, in each case, to such other address or telex or telecopy number as such party may designate in writing to each Stockholder and the Company by written notice given in the manner specified herein.

         All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by telex (answer back received) or telecopy, or five business days after being so mailed.

         Section 8.8 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter. The Company represents to the Stockholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement

(including the Certificate of Incorporation) to which the Company is a party. Neither the Company nor any Subsidiary of the Company will hereafter enter into any agreement with respect to its equity or debt securities which is inconsistent with the rights granted to the holders of Registrable Securities or any Stockholder under this Agreement without obtaining the prior written consent of the Stockholder or holder of Registrable Securities whose rights would be thereby affected.

         Section 8.9 Injunctive Relief. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement.

         Section 8.10 Inspection. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

         Section 8.11 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.12 Recapitalizations, Exchanges, Etc., Affecting the Common Stock; New Issuances.

         (a) The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and the Preferred Stock and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

         (b) In the event that the Company enters into an agreement providing for the merger or consolidation of the Company with another entity or for an exchange of the equity securities of such entities pursuant to which Stockholders of the Company would be entitled to receive equity securities of the surviving or any other corporation, the Company shall cause such agreement to provide that any holder of shares of Class B Common Stock shall be entitled to receive non-voting equity securities of such surviving or other corporation convertible into voting equity securities in the same manner as the Class B Common Stock.

         Section 8.13 Ratification of Prior Acts of Board of Directors of Company; Right to Negotiate. Each of the Stockholders hereby adopts, ratifies and confirms all of the actions heretofore taken by the Board of Directors in all respects, including, without limitation, in respect of the Purchase and Sale Agreement and the transactions contemplated thereby. Nothing in this Agreement (apart from Section 2.1(c) and Article V hereof) shall be deemed to restrict or prohibit the Company from purchasing Stock from any Stockholder at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and such Stockholder, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or such Stockholder the right to sell, Stock pursuant to the terms of this Agreement.

         Section 8.14 LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF ILLINOIS OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 11(G) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

         Section 8.15 ARBITRATION. ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO,

ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. ss.ss. 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

         Section 8.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         Section 8.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.18  Obligations Under the MCIT Purchase Agreement.

         (a) The Company, the Jordan Investors and each Jordan Party hereby agree to use their best efforts to refrain from exercising their voting rights as required by the Abstention Letter (as defined in the MCIT Purchase Agreement) for so long as such letter is in full force and effect.

         (b) The Company will use its best efforts to fulfill the terms and conditions of the Preemption Letter (as defined in the MCIT Purchase Agreement) for so long as such letter is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                  NRE HOLDINGS, INC.

                                         By:______________________________
                                            Name:
                                            Title:


                                         THE FIRST NATIONAL BANK OF BOSTON

                                         By:______________________________
                                            Name:
                                            Title:


                                         JORDAN INVESTORS:

                                         Jordan/Zalaznick Capital Company


                                         By:______________________________
                                            Name:
                                            General Partner


                                         Leucadia Investors, Inc.


                                         By:______________________________
                                            Name:
                                            Title:


                                         John W. Jordan, II Revocable Trust


                                         ---------------------------------
                                         John W. Jordan, II
                                         Trustee


                                         ---------------------------------
                                         David W. Zalaznick


                                         ---------------------------------
                                         Jonathan F. Boucher

                                         ---------------------------------
                                         John R. Lowden


                                         ---------------------------------
                                         Adam E. Max


                                         John M. Camp Profit Sharing Plan


                                         By:______________________________
                                         John M. Camp
                                         Trustee


                                         ---------------------------------
                                         John M. Camp


                                         ---------------------------------
                                         A. Richard Caputo, Jr.


                                         James E. Jordan, Jr. Profit Sharing
                                         Plan and Trust


                                         By:______________________________
                                            James E. Jordan, Jr.
                                            Trustee


                                         Paul Rodzevik Profit Sharing Plan and
                                         Trust


                                         By:______________________________
                                            Paul Rodzevik
                                            Trustee



                                         MANAGEMENT STOCKHOLDERS:


                                         ---------------------------------
                                         Lawrence Jaro

                                         ---------------------------------
                                         William Osborn


                                         ---------------------------------
                                         Gary Hubert


                                         ---------------------------------
                                         Joel Aaseby


                                         ---------------------------------
                                         Dan Stahursky


                                         ---------------------------------
                                         Scott Vasatka



                                         JARO INVESTORS:

                                         Tabor Restaurants Associates, Inc.


                                         By:______________________________
                                            Lawrence Jaro
                                            President


                                         Jaro Enterprises, Inc.


                                         By:______________________________
                                            Lawrence Jaro
                                            President


                                         Jaro Restaurants Associates, Inc.


                                         By:______________________________
                                            Lawrence Jaro
                                            President

                                         JB Restaurants, Inc.


                                         By:______________________________
                                            Lawrence Jaro
                                            President


                                         OSBORN INVESTORS:

                                         Osburger, Inc.


                                         By:______________________________
                                            William Osborn
                                            President


                                         Castleking, Inc.


                                         By:______________________________
                                            William Osborn
                                            President


                                         White-Osborn Restaurants, Inc.


                                         By:______________________________
                                            William Osborn
                                            President

                                   EXHIBIT A
                            By-Laws of the Company

                                   EXHIBIT B
                         Certificate of Incorporation

                                   EXHIBIT C
                      TJC Management Consulting Agreement

                                   EXHIBIT D
                       Management Subscription Agreement

                                   EXHIBIT E
                    Jordan Investors Subscription Agreement

                                   EXHIBIT F
                          The Bank of Boston Warrant

                                   EXHIBIT G
                        Form of Stock Option Agreement

                                   EXHIBIT H
                      Directors Indemnification Agreement

                                   EXHIBIT I
                            Intercompany Agreements

                                  EXHIBIT J-1
                            Osborn Proxy Agreement

                                  EXHIBIT J-1
                             Jaro Proxy Agreement

                                   EXHIBIT K
                 Executive and Advisors Subscription Agreement

                         SCHEDULE OF JORDAN INVESTORS



Jordan Zalaznick Capital Company

Leucadia Investors, Inc.

John W. Jordan, II Revocable Trust

David W. Zalaznick

Jonathan F. Boucher

John R. Lowden

Adam E. Max

John M. Camp

A. Richard Caputo

James E. Jordan

Paul Rodzevik

Thomas H. Quinn
JII Partners
Jerry Dunn
Dennis Hogerty

Total